Exhibit 99.1
Federated Hermes, Inc. reports first quarter 2021 earnings
•Q1 2021 earnings per diluted share of $0.75 compared to $0.63 for Q1 2020
•Long-term assets reach a record $206 billion
•Board declares $0.27 per share quarterly dividend; authorizes new share repurchase program
(PITTSBURGH, Pa., April 29, 2021) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.75 for Q1 2021, compared to $0.63 for the same quarter last year, on net income of $74.5 million for Q1 2021, compared to $64.2 million for Q1 2020.
Federated Hermes' total managed assets were $625.0 billion at March 31, 2021, up $19.2 billion or 3% from $605.8 billion at March 31, 2020 and up $5.6 billion or 1% from $619.4 billion at Dec. 31, 2020. Total average managed assets for Q1 2021 were $618.1 billion, up $37.9 billion or 7% from $580.2 billion reported for Q1 2020 and up $7.6 billion or 1% from $610.5 billion reported for Q4 2020.
"Strong investment performance and client interest in a range of our actively managed strategies distributed in key regions around the world generated net positive fund sales in Q1 2021 and helped Federated Hermes reach a record $96.2 billion in equity assets under management," said J. Christopher Donahue, president and chief executive officer. "Fixed-income assets under management were a record $86.5 billion at the end of the first quarter, and we experienced net sales across a range of investment objectives—from short duration to short-intermediate to high-yield strategies."
Federated Hermes’ board of directors declared a dividend of $0.27 per share. The dividend is payable on May 14, 2021 to shareholders of record as of May 7, 2021. During Q1 2021, Federated Hermes purchased 1,505,000 shares of Federated Hermes class B common stock for $45.0 million. The company's board of directors also authorized a new share repurchase program, which is the firm's 13th repurchase program and which allows Federated Hermes to repurchase up to 4 million additional shares of class B common stock in the open market with no expiration date. The repurchased stock is to be held in treasury for employee share-based compensation plans, potential acquisitions and other corporate activities. The company’s existing 3.5 million share repurchase program, approved in April 2020, has effectively been completed.
Equity assets were a record $96.2 billion at March 31, 2021, up $28.0 billion or 41% from $68.2 billion at March 31, 2020 and up $4.4 billion or 5% from $91.8 billion at Dec. 31, 2020. Top-selling equity funds during Q1 2021 on a net basis were Federated Hermes Global Emerging Markets Equity Fund, Federated Hermes Global Equity ESG Fund, Federated Hermes SDG Engagement Equity Fund (UCITS), Federated Hermes Asia ex-Japan Equity Fund and Federated Hermes Impact Opportunities Equity Fund.
Fixed-income assets were a record $86.5 billion at March 31, 2021, up $21.8 billion or 34% from $64.7 billion at March 31, 2020 and up $2.2 billion or 3% from $84.3 billion at Dec. 31, 2020. Top-selling fixed-income funds during Q1 2021 on a net basis were Federated Hermes Ultrashort Bond Fund, Federated Hermes SDG Engagement High Yield Credit Fund (UCITS), Federated Hermes Total Return Bond Fund, Federated Hermes Short-Intermediate Total Return Bond Fund and Federated Hermes Short-Intermediate Municipal Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes Reports Q1 2021 Earnings	Page 2 of 11
Alternative/private market assets were a record $19.3 billion at March 31, 2021, up $1.2 billion or 7% from $18.1 billion at March 31, 2020 and up $0.2 billion or 1% from $19.1 billion at Dec. 31, 2020.
Money market assets were $419.1 billion at March 31, 2021, down $32.2 billion or 7% from $451.3 billion at March 31, 2020 and down $1.2 billion or less than 1% from $420.3 billion at Dec. 31, 2020. Money market fund assets were $297.2 billion at March 31, 2021, down $38.9 billion or 12% from $336.1 billion at March 31, 2020 and down $4.7 billion or 2% from $301.9 billion at Dec. 31, 2020.
Financial Summary
Q1 2021 vs. Q1 2020
Revenue decreased $18.0 million or 5% percent primarily due to an increase in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). For further information, see "Impact of voluntary yield-related fee waivers" below. This decrease was partially offset by an increase in revenue due to higher average equity and fixed-income assets and an increase in revenue from alternative/private markets assets primarily related to revenue of a previously nonconsolidated entity being recorded in operating revenue beginning March 2020.
During Q1 2021, Federated Hermes derived 75% of its revenue from long-term assets (49% from equity, 16% from fixed-income and 10% from alternative/private markets and multi-asset), 24% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased $22.7 million or 9% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers, partially offset by increases in compensation expense.
Nonoperating income (expenses), net increased $8.9 million or 127% primarily due to an increase in the market value of investments since the negative impact of the pandemic on the markets in Q1 2020. This increase was partially offset by a gain recorded in March 2020 from a fair value adjustment to the equity investment of a previously nonconsolidated entity.
Q1 2021 vs. Q4 2020
Revenue decreased $22.7 million or 6% primarily due to an increase in voluntary yield-related fee waivers, two fewer days in Q1 2021 and a decrease in revenue from lower average money market assets. These decreases were partially offset by an increase in revenue due to higher average equity and fixed-income assets.
Operating expenses decreased $5.4 million or 2% primarily due to decreased distribution expenses predominantly resulting from higher voluntary yield-related fee waivers.
Nonoperating income (expenses), net decreased $12.8 million or 87% primarily due to the increase in the market value of investments in Q1 2021 being less than the increase in Q4 2020.
Impact of voluntary yield-related fee waivers
During the three months ended March 31, 2021, voluntary yield-related fee waivers totaled $83.1 million. These fee waivers were largely offset by related reductions in distribution expenses of $61.4 million, such that the net negative pre-tax impact to Federated Hermes was $21.7 million.
Short-term interest rates reached historical lows during Q1 2021 as technical factors at the front end of the yield curve drove yields on short-term government securities – including repurchase agreements and Treasury bills – to near zero in mid- to late February, which is where they remain currently.

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As a result, the negative impact on pre-tax income from minimum yield waivers on money market mutual funds and certain separate accounts may range from $35 million to $45 million during Q2 2021. This range is based on gross yields on government money market portfolios of 3 to 10 basis points. Federated Hermes projects that the negative impact from minimum yield waivers for 2021 will peak in Q2. The amount of minimum yield waivers can vary based on a number of factors, including, among others, interest rates, yields, asset levels, asset flows and the ability of distributors to share in waivers. Any change in these factors can impact the amount and impact of minimum yield waivers, including in a material way.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on April 30, 2021. Investors are invited to listen to the earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. To listen online, go to the Investor Relations section and the Analyst Information tab of FederatedHermes.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on April 30, 2021. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 40761. The online replay will be available via FederatedHermes.com for one year.
Federated Hermes, Inc. is a leading global investment manager with $625.0 billion in assets under management as of March 31, 2021. Guided by our conviction that responsible investing is the best way to create wealth over the long term, our investment solutions span equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies. Providing world-class active investment management and engagement services to more than 11,000 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes’ nearly 2,000 employees include those in London, New York, Boston and offices worldwide. For more information, visit FederatedHermes.com.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 9% of money market fund managers and the top 10% of fixed-income fund managers1. Federated Hermes also ranks as the 9th-largest manager of model-delivered SMAs2. For more information, including an analyst presentation, visit FederatedHermes.com.
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1) ISS Market Intelligence (SIMFUND), March 31, 2021. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q4 2020.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates, gross yields and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly

Federated Hermes Reports Q1 2021 Earnings	Page 4 of 11
depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes Reports Q1 2021 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2020 to Q1 2021	Quarter Ended	% Change Q4 2020 to Q1 2021
	March 31, 2021	March 31, 2020		Dec. 31, 2020
Revenue
Investment advisory fees, net	$247,689	$240,660	3%	$265,593	(7)%
Administrative service fees, net—affiliates	74,302	72,199	3	79,192	(6)
Other service fees, net	19,182	46,324	(59)	19,133	0
Total Revenue	341,173	359,183	(5)	363,918	(6)

Operating Expenses
Compensation and related	143,620	115,335	25	138,296	4
Distribution	44,389	96,160	(54)	59,419	(25)
Systems and communications	18,594	14,896	25	18,518	0
Professional service fees	14,636	13,268	10	13,961	5
Office and occupancy	11,240	11,771	(5)	6,436	75
Advertising and promotional	2,824	4,995	(43)	4,853	(42)
Travel and related	296	3,159	(91)	540	(45)
Other	8,096	6,855	18	7,120	14
Total Operating Expenses	243,695	266,439	(9)	249,143	(2)
Operating Income	97,478	92,744	5	114,775	(15)

Nonoperating Income (Expenses)
Investment income (loss), net	2,011	(14,451)	114	15,175	(87)
Debt expense	(491)	(931)	(47)	(468)	5
Other, net	345	8,345	(96)	(27)	NM
Total Nonoperating Income (Expenses), net	1,865	(7,037)	127	14,680	(87)
Income before income taxes	99,343	85,707	16	129,455	(23)
Income tax provision	24,997	22,442	11	28,183	(11)
Net income including the noncontrolling interests in subsidiaries	74,346	63,265	18	101,272	(27)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(138)	(913)	85	6,104	(102)
Net Income	$74,484	$64,178	16%	$95,168	(22)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic	$0.75	$0.63	19%	$0.94	(20)%
Diluted	$0.75	$0.63	19%	$0.93	(19)%
Weighted-Average Shares Outstanding
Basic and Diluted	95,218	97,345		95,504
Dividends Declared Per Share	$0.27	$0.27		$1.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $3.0 million, $2.4 million and $5.0 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended March 31, 2021, March 31, 2020 and Dec. 31, 2020, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary.

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Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2021	Dec. 31, 2020
Assets
Cash and other investments	$382,695	$438,771
Other current assets	137,617	136,572
Intangible assets, net, including goodwill	1,283,036	1,282,020
Other long-term assets	206,605	203,476
Total Assets	$2,009,953	$2,060,839

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$199,300	$265,446
Long-term debt	70,000	75,000
Other long-term liabilities	339,814	346,409
Redeemable noncontrolling interests	245,717	236,987
Equity excluding treasury stock	1,509,634	1,461,728
Treasury stock	(354,512)	(324,731)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,009,953	$2,060,839

Federated Hermes Reports Q1 2021 Earnings	Page 7 of 11

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2021	Dec. 31, 2020	March 31, 2020
Equity
Beginning assets	$91,788	$80,405	$89,011
Sales[1]	7,760	5,618	6,080
Redemptions[1]	(7,164)	(6,047)	(7,842)
Net sales (redemptions)[1]	596	(429)	(1,762)
Net exchanges	32	(8)	(37)
Acquisitions/(dispositions)	0	0	(71)
Impact of foreign exchange[2]	(595)	946	(768)
Market gains and (losses)[3]	4,349	10,874	(18,134)
Ending assets	$96,170	$91,788	$68,239

Fixed Income
Beginning assets	$84,277	$79,546	$69,023
Sales[1]	11,187	9,046	7,687
Redemptions[1]	(8,284)	(6,046)	(9,788)
Net sales (redemptions)[1]	2,903	3,000	(2,101)
Net exchanges	(44)	(10)	(115)
Acquisitions/(dispositions)	0	0	(1)
Impact of foreign exchange[2]	(60)	181	(155)
Market gains and (losses)[3]	(612)	1,560	(1,936)
Ending assets	$86,464	$84,277	$64,715

Alternative/Private Markets
Beginning assets	$19,084	$18,146	$18,102
Sales[1]	478	574	888
Redemptions[1]	(631)	(661)	(582)
Net sales (redemptions)[1]	(153)	(87)	306
Net exchanges	(1)	(3)	2
Acquisitions/(dispositions)	0	0	452
Impact of foreign exchange[2]	139	1,061	(1,121)
Market gains and (losses)[3]	232	(33)	320
Ending assets	$19,301	$19,084	$18,061

Multi-asset
Beginning assets	$3,948	$3,737	$4,199
Sales[1]	67	50	98
Redemptions[1]	(170)	(166)	(235)
Net sales (redemptions)[1]	(103)	(116)	(137)
Net exchanges	5	3	(14)
Impact of foreign exchange[2]	(1)	0	0
Market gains and (losses)[3]	132	324	(554)
Ending assets	$3,981	$3,948	$3,494

Total Long-term Assets
Beginning assets	$199,097	$181,834	$180,335
Sales[1]	19,492	15,288	14,753
Redemptions[1]	(16,249)	(12,920)	(18,447)
Net sales (redemptions)[1]	3,243	2,368	(3,694)
Net exchanges	(8)	(18)	(164)
Acquisitions/(dispositions)	0	0	380
Impact of foreign exchange[2]	(517)	2,188	(2,044)
Market gains and (losses)[3]	4,101	12,725	(20,304)
Ending assets	$205,916	$199,097	$154,509
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	March 31, 2021
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$54,312	$37,476	$53,557	$30,720	$12,100	$6,984	$3,744	$204	$123,713	$75,384
Sales	5,649	2,111	9,235	1,952	304	174	65	2	15,253	4,239
Redemptions	(4,441)	(2,723)	(6,732)	(1,552)	(461)	(170)	(141)	(29)	(11,775)	(4,474)
Net sales (redemptions)	1,208	(612)	2,503	400	(157)	4	(76)	(27)	3,478	(235)
Net exchanges	(372)	404	(44)	0	(1)	0	5	0	(412)	404
Impact of foreign exchange[2]	(261)	(334)	(38)	(22)	82	57	0	(1)	(217)	(300)
Market gains and (losses)[3]	1,880	2,469	(397)	(215)	207	25	124	8	1,814	2,287
Ending assets	$56,767	$39,403	$55,581	$30,883	$12,231	$7,070	$3,797	$184	$128,376	$77,540
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

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Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended
	March 31, 2021	Dec. 31, 2020	March 31, 2020
Total Fund Assets
Beginning assets	$123,713	$110,811	$107,724
Sales	15,253	12,204	11,361
Redemptions	(11,775)	(9,020)	(13,604)
Net sales (redemptions)	3,478	3,184	(2,243)
Net exchanges	(412)	(18)	(158)
Impact of foreign exchange[1]	(217)	1,258	(1,164)
Market gains and (losses)[2]	1,814	8,478	(11,908)
Ending assets	$128,376	$123,713	$92,251

Total Separate Account Assets[3]
Beginning assets	$75,384	$71,023	$72,611
Sales[4]	4,239	3,084	3,392
Redemptions[4]	(4,474)	(3,900)	(4,843)
Net sales (redemptions)[4]	(235)	(816)	(1,451)
Net exchanges	404	0	(6)
Acquisitions/(dispositions)	0	0	380
Impact of foreign exchange[1]	(300)	930	(880)
Market gains and (losses)[2]	2,287	4,247	(8,396)
Ending assets	$77,540	$75,384	$62,258

Total Long-term Assets[3]
Beginning assets	$199,097	$181,834	$180,335
Sales[4]	19,492	15,288	14,753
Redemptions[4]	(16,249)	(12,920)	(18,447)
Net sales (redemptions)[4]	3,243	2,368	(3,694)
Net exchanges	(8)	(18)	(164)
Acquisitions/(dispositions)	0	0	380
Impact of foreign exchange[1]	(517)	2,188	(2,044)
Market gains and (losses)[2]	4,101	12,725	(20,304)
Ending assets	$205,916	$199,097	$154,509
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

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Unaudited Managed Assets
(in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
By Asset Class
Equity	$96,170	$91,788	$80,405	$76,859	$68,239
Fixed-income	86,464	84,277	79,546	73,143	64,715
Alternative / private markets	19,301	19,084	18,146	17,485	18,061
Multi-asset	3,981	3,948	3,737	3,705	3,494
Total long-term assets	205,916	199,097	181,834	171,192	154,509
Money market	419,080	420,333	432,952	457,624	451,330
Total Managed Assets	$624,996	$619,430	$614,786	$628,816	$605,839

By Product Type
Funds:
Equity	$56,767	$54,312	$46,093	$43,723	$36,955
Fixed-income	55,581	53,557	49,779	46,046	40,601
Alternative / private markets	12,231	12,100	11,393	11,037	11,365
Multi-asset	3,797	3,744	3,546	3,516	3,330
Total long-term assets	128,376	123,713	110,811	104,322	92,251
Money market	297,182	301,855	325,940	344,846	336,133
Total Fund Assets	$425,558	$425,568	$436,751	$449,168	$428,384
Separate Accounts:
Equity	$39,403	$37,476	$34,312	$33,136	$31,284
Fixed-income	30,883	30,720	29,767	27,097	24,114
Alternative / private markets	7,070	6,984	6,753	6,448	6,696
Multi-asset	184	204	191	189	164
Total long-term assets	77,540	75,384	71,023	66,870	62,258
Money market	121,898	118,478	107,012	112,778	115,197
Total Separate Account Assets	$199,438	$193,862	$178,035	$179,648	$177,455
Total Managed Assets	$624,996	$619,430	$614,786	$628,816	$605,839

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Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	March 31, 2020
By Asset Class
Equity	$95,167	$85,572	$80,403	$73,620	$82,767
Fixed-income	86,939	82,144	76,798	69,603	69,068
Alternative / private markets[1]	19,278	18,549	18,270	18,022	17,983
Multi-asset	3,974	3,831	3,786	3,630	4,006
Total long-term assets	205,358	190,096	179,257	164,875	173,824
Money market	412,720	420,436	448,795	471,984	406,365
Total Avg. Managed Assets	$618,078	$610,532	$628,052	$636,859	$580,189

By Product Type
Funds:
Equity	$56,832	$50,022	$46,020	$41,301	$44,996
Fixed-income	55,416	51,934	48,418	43,229	44,017
Alternative / private markets[1]	12,239	11,670	11,539	11,345	11,143
Multi-asset	3,783	3,634	3,590	3,453	3,814
Total long-term assets	128,270	117,260	109,567	99,328	103,970
Money market	288,403	311,769	338,814	356,736	290,641
Total Avg. Fund Assets	$416,673	$429,029	$448,381	$456,064	$394,611
Separate Accounts:
Equity	$38,335	$35,550	$34,383	$32,319	$37,771
Fixed-income	31,523	30,210	28,380	26,374	25,051
Alternative / private markets	7,039	6,879	6,731	6,677	6,840
Multi-asset	191	197	196	177	192
Total long-term assets	77,088	72,836	69,690	65,547	69,854
Money market	124,317	108,667	109,981	115,248	115,724
Total Avg. Separate Account Assets	$201,405	$181,503	$179,671	$180,795	$185,578
Total Avg. Managed Assets	$618,078	$610,532	$628,052	$636,859	$580,189
1)    The average balance for the quarter ended March 31, 2020 includes $8.0 billion of assets managed by a previously non-consolidated entity, Hermes GPE LLP (HGPE), in which Federated Hermes held an equity method investment. Effective March 1, 2020, HGPE became a consolidated subsidiary.